EXTENSION AGREEMENT: GIANT TIRE RECYCLERS, INC.


                               EXTENSION AGREEMENT

         THIS EXTENSION AGREEMENT is made and executed this 16th day of April, 1999, to be effective as of 28th day of April, 1999 by and between GARB OIL & POWER CORPORATION, a Utah corporation ("Garb-Oil") and GIANT TIRE RECYCLERS, INC., a Nevada Corporation ("GTR").


                                R E C I T A L S

         A. Garb-Oil, as the "Seller" and GTR, as the "Buyer" are parties to an agreement dated April 28, 1997 entitled "Option Contract" referred to herein as the "Option Contract".

         B. The Option Contract gives GTR the right to purchase "Exclusive Rights" to use Patented Garb-Oil technology to recycle and process Off The Road (OTR) tires. (See Option Contract Exhibit "B")

         C. The Option Contract requires the OTR Project Agreement to be executed no later than April 28, 1999.

         D. Garb-Oil is willing to grant GTR an extension of the due date for the April 28, 1999 Contract Execution date, and Art is willing to obtain such extension, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises, the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to be legally bound as follows:

         1. Paragraph 1. Of the original OPTION CONTRACT, dated April 28, 1997, is amended to read as follows.

         Grant of Option. Garb-Oil acknowledges receipt from Optionee of an initial non-refundable Option payment in the amount of One Hundred Fifty Thousand ($150,000.00) Dollars which will be applied to the total purchase price of the OTR Project Agreement. Garb-Oil hereby grants to Optionee, and Optionee hereby accepts from Garb-Oil, the right and option ("Option") to purchase the Exclusive License during the Option Period (as hereinafter defined), at the
Purchase Price (as hereinafter defined) and in accordance with the terms and conditions of the "Amended" OTR PROJECT AGREEMENT. The OTR PROJECT AGREEMENT (AS AMENDED) is set forth in its general terms and attached as Exhibit A. Some of the non-material or non-substantial terms of the OTR PROJECT AGREEMENT may be revised or added, as negotiated and mutually agreed upon by the parties through good-faith negotiations, as more fully described below, after Optionee gives notice of intent to exercise Option (the OTR PROJECT AGREEMENT, as may be revised, is hereinafter referred to as the "Final Agreement").

         2. Paragraph 2. Of the original Option Contract, dated April 28, 1997 is amended to read as follows.



Option Period. The Option Period shall commence as of April 29, 1999 and continue for a period of one (1) year (the "Option Period").

         3. Paragraph 4 of the original Option Contract Dated April 28, 1997 is amended to read as follows

Purchase Price. The Purchase price for the Exclusive License shall be One Million Three Hundred Fifteen Thousand ($1,315,000.00) Dollars ("Purchase Price") and shall be payable as outlined in the OTR PROJECT AGREEMENT, paragraph 4, attached hereto as "EXHIBIT A".

         4. In the event that the contract is not executed and the payment due under paragraph 4 of the Agreement is not paid when due (as extended by paragraph 2 of this Extension Agreement), then Garb may notify GTR that GTR is in default under the Option Contract and GTR shall have
(14) days after the dispatch of such notice to cure such defaults by executing the OTR Agreement and making the required payment. If GTR does not so cure the defaults, Garb shall be entitled without further notice to GTR to (i) declare the Option Contract terminated, thereby relieving Garb from further obligations thereunder and terminating any rights of GTR thereunder, and (ii) to retain as its own property without any interest or claim of GTR, all payments theretofore made by GTR.

         5. The notice permitted to be given by the preceding paragraph shall be sent by facsimile to GTR at (520) 623-3360 with a hard copy sent by first class mail to 2419 N. Geronimo Ave. Apt. B, Tucson, AZ 85705. All other notices required or permitted to be given shall be in accordance with the terms and conditions of the OTR Agreement.

         6. The parties intend this Extension Agreement to amend the OTR Agreement as set forth above and as shown in the Amended OTR PROJECT AGREEMENT. The Amended OPTION CONTRACT and as expressly amended hereby, the OTR Agreement and OPTION CONTRACT shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers on the date and year first above written.

                           Garb-Oil: GARB-OIL & POWER CORPORATION

                                        By /s/ John C. Brewer
                                        ---------------------------
                                        Its President

                           GTR:         GIANT TIRE RECYCLERS, INC.


                                        By /s/ Herbert Kuglmeier
                                        ---------------------------
                                        Its President